Exhibit 99.1

AN2 Therapeutics Reports Second Quarter 2024 Financial Results and Recent Business and Scientific Highlights

Cash, cash equivalents, and investments of $104.5 million at June 30, 2024; cash runway anticipated to fund operations through 2027

Menlo Park, CA – August 13, 2024 – AN2 Therapeutics, Inc. (Nasdaq: ANTX), a biopharmaceutical company focused on discovering and developing novel small molecule therapeutics derived from its boron chemistry platform today reported financial results for the quarter ended June 30, 2024.

“We reported results from the EBO-301 Phase 2/3 study in patients with treatment-refractory MAC lung disease last week and over the coming months will further analyze the data to determine next steps in NTM lung disease,” said Eric Easom, Co-Founder, Chairman, President and CEO. “Despite this setback, we remain well positioned as a company - we have a boron chemistry platform with two development programs that are expected to advance into clinical trials in 2025. AN2-502998 is expected to enter Phase 1 with an aim to cure chronic Chagas disease, a potentially life-threatening illness that causes severe cardiac disease and where there are limited to no treatment options. We also plan to initiate a Phase 2 trial with epetraborole for the treatment of melioidosis, a deadly bacterial infection and global bioterrorism threat. Additionally, we have a pipeline of internally developed boron-based compounds in research targeting high unmet needs in infectious disease and oncology and we have the financial runway to allow us to achieve multiple inflection points over the next three years.”

Second Quarter & Recent Business Updates:

Termination of Epetraborole Pivotal Phase 2/3 Clinical Study in TR-MAC Lung Disease

AN2 recently announced topline results from the Phase 2 part of the EBO-301 Phase 2/3 study evaluating epetraborole on top of an optimized background regimen in treatment-refractory MAC lung disease. The Phase 2 part of the study met its primary objective of demonstrating the potential validation of a novel patient-reported outcome (PRO) tool and a higher PRO-based clinical response rate in the epetraborole + OBR arm vs. placebo + OBR. However, sputum culture conversion at Month 6, a key secondary endpoint, was similar between treatment arms. Based on the topline data, the Company has terminated the Phase 2 and Phase 3 parts of the EBO-301 trial. Oral epetraborole 500 mg daily was generally well-tolerated and the study was not terminated due to safety concerns. The Company plans to further analyze the EBO-301 data to better understand the results and their impact on the ongoing development of epetraborole for nontuberculous mycobacteria (NTM) lung disease.

Published New Epetraborole Data in Antimicrobial Agents in Chemotherapy

In July, the company published a study in the journal Antimicrobial Agents in Chemotherapy, which highlighted the efficacy of epetraborole against M. abscessus in a mouse lung infection model. The study suggests that epetraborole could become an important therapy to address the high unmet need for effective oral treatment options for M. abscessus lung disease.

Selected Second Quarter Financial Results

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Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2024 were $12.1 million compared to $13.5 million for the same period during 2023 due to decreased chemistry manufacturing and controls activity and decreased expenses for completed Phase 1 clinical trials, partially offset by increased Phase 2/3 clinical trial costs, increased consulting and outside service costs and increased personnel-related expenses.
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General and Administrative (G&A) Expenses: G&A expenses for the second quarter of 2024 were $3.7 million compared to $3.1 million for the same period during 2023 due to an increase in personnel-related expenses and professional and outside services.
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Other Income, Net: Other income, net for the second quarter of 2024 was $1.4 million compared to $0.8 million for the same period during 2023 due to increased interest income based on higher interest rates and higher cash, cash equivalents and investment balances.

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Net loss: Net loss for the second quarter of 2024 was $14.4 million, compared to $15.8 million for the same period during 2023.
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Cash Position: The Company had cash, cash equivalents, and investments of $104.5 million at June 30, 2024, which is expected to fund operations through 2027.

About AN2 Therapeutics, Inc.

AN2 Therapeutics, Inc. is a biopharmaceutical company focused on discovering and developing novel small molecule therapeutics derived from its boron chemistry platform. AN2 has a pipeline of boron-based compounds in development for Chagas disease, NTM, and melioidosis, along with early-stage programs focused on targets in infectious diseases and oncology. For more information, please visit our website at www.an2therapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding: the Company’s plans to shift its focus to its internal boron chemistry platform and ongoing pipeline programs; cash runway; analysis and expectations regarding data analysis from the Phase 2/3 trial in treatment-refractory MAC lung disease; future development of epetraborole for M. abscessus and other forms of NTM; initiation, advancement and timing of the Company’s clinical trials; achievement and timing of potential inflection points; the ability to identify development candidates for infectious diseases or oncology targets; development of AN2-502998 for Chagas disease; development of epetraborole for melioidosis; potential of the Company’s boron chemistry platform and epetraborole; and other statements that are not historical fact. These statements are based on AN2’s current estimates, expectations, plans, objectives, and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: potential disruptions related to AN2’s restructuring plans and its ability to implement its plans for its internal boron chemistry platform and ongoing pipeline programs; timely enrollment of patients in AN2’s existing and future clinical trials; AN2’s ability to procure sufficient supply of its product candidates for its existing and future clinical trials; the potential for results from clinical trials to differ from preclinical, early clinical, preliminary or expected results; significant adverse events, toxicities or other undesirable side effects associated with AN2’s product candidates; the significant uncertainty associated with AN2’s product candidates ever receiving any regulatory approvals; continued funding by the National Institute of Allergy and Infectious Disease (NIAID) of the Company’s development program for melioidosis; AN2’s ability to obtain, maintain or protect intellectual property rights related to its current and future product candidates; implementation of AN2’s strategic plans for its business and product candidates; the sufficiency of AN2’s capital resources and need for additional capital to achieve its goals; global macroeconomic conditions and global conflicts and other risks, including those described under the heading “Risk Factors” in AN2’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and AN2’s other reports filed with the U.S. Securities and Exchange Commission (SEC). These filings, when made, are available on the investor relations section of AN2’s website at www.an2therapeutics.com and on the SEC’s website at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and AN2 undertakes no duty to update such information except as required under applicable law.

Company Contacts:

Lucy O. Day

Chief Financial Officer

l.day@an2therapeutics.com

Anne Bowdidge

Investor Relations

abowdidge@an2therapeutics.com

AN2 THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$12,149	$13,538	$26,804	$25,523
General and administrative	3,731	3,063	7,372	7,117
Total operating expenses	15,880	16,601	34,176	32,640
Loss from operations	(15,880)	(16,601)	(34,176)	(32,640)
Other income, net	1,445	797	3,124	1,513
Net loss attributable to common stockholders	$(14,435)	$(15,804)	$(31,052)	$(31,127)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.81)	$(1.04)	$(1.60)
Weighted-average number of shares used in computing net loss per share, basic and diluted	29,824,725	19,497,494	29,794,001	19,442,010
Other comprehensive loss:
Unrealized (loss) gain on investments	(80)	56	(302)	255
Comprehensive loss	$(14,515)	$(15,748)	$(31,354)	$(30,872)

AN2 THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2024 (unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$26,769	$15,647
Short-term investments	77,771	91,648
Prepaid expenses and other current assets	2,898	3,212
Long-term investments	—	27,194
Other assets, long-term	1,043	1,043
Total assets	$108,481	$138,744

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,885	$2,676
Other current liabilities	8,242	11,367
Total liabilities	10,127	14,043
Stockholders’ equity	98,354	124,701
Total liabilities and stockholders’ equity	$108,481	$138,744